                      UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 12, 2021

Video River Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 0-30786	87-0627349
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 10, 2021, we entered Joint Venture, with Lingstar Co. (“Lingstar”), a Xian, Shaanxi, China company, to create Xian Levs Electric Vehicles and Battery Technology Development Co. Ltd., for the purpose of engaging in the sourcing, designing, developing and manufacturing quality, high-performance, affordable and fully electric vehicles in China, to be distributed in North America, Asia and Africa.

Under the agreement, Video River Networks, Inc. will contribute 51% while Lingstar would contribute 49%  of the capitalization of joint venture.   XIAN LEVS ELECTRIC VEHICLES AND BATTERY TECHNOLOGY DEVELOPMENT CO. LTD will have an equity/ownership split of 51% to Video River Networks, Inc. and 49% to Lingstar Co.

 The joint venture is expected to begin operations before the end of Q2, 2021, subject to regulatory approvals and other customary conditions.

The foregoing summary of the Agreement is qualified in all respects by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description/Exhibit
10.1	JV agreement dated effective as of May 10, 2021 by and between the Company and Lingstar Co.

10.2	NIHK Press Release 5.12.2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Video River Networks, Inc.

Dated:	May 12, 2021 By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, CFM
President and CEO